SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event): February 4, 2008
Calais Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or Other Jurisdiction of Incorporation)	0-29392 (Commission File Number)	88-0379834 (I.R.S. Employer Identification No.)
4415 Caribou Road — P.O. Box 653 — Caribou, Nederland, CO 80466-0653
(Address of Principal Executive Offices) (Zip Code)
(303) 258-3806
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02. Unregistered Sales of Equity Securities.
On February 04, 2008, the Corporation sold in exchange for aggregate gross proceeds of US$100,000, a total of 1,250,000 shares of the Corporation’s common stock and 1,250,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to February 04, 2013, at an initial exercise price of US$0.12 per share, to Clifford W. Perry III, an accredited investor.
On February 04, 2008, the Corporation sold in exchange for aggregate gross proceeds of US$20,000, a total of 250,000 shares of the Corporation’s common stock and 250,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to February 04, 2013, at an initial exercise price of US$0.12 per share, to John Williamson, trustee for Portfolio Strategies Inc. 401(k) Plan, an accredited investor.
On February 04, 2008, the Corporation sold in exchange for aggregate gross proceeds of US$10,000, a total of 125,000 shares of the Corporation’s common stock and 125,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to February 04, 2013, at an initial exercise price of US$0.12 per share, to Anne M. Russell, an accredited investor.
On February 04, 2008, the Corporation sold in exchange for aggregate gross proceeds of US$50,000, a total of 625,000 shares of the Corporation’s common stock and 625,000 common stock purchase warrants, each such warrant to purchase one share of common stock at any time prior to February 04, 2013, at an initial exercise price of US$0.12 per share, to Richard Nanna, an accredited investor.
On February 04, 2008, in consideration of an agreement to negotiate further investment in the Corporation, the Corporation agreed to extend from February 06, 2008 until February 06, 2010 the exercise period provided on a total of 1,500,000 warrants issued on or about February 06, 2006 to Freddie and Sharon Schinz entitling the holder thereof to purchase one share of the Corporation’s restricted common stock at an exercise price of US$0.25 per share.
On February 04, 2008, in consideration of an agreement to negotiate further investment in the Corporation, the Corporation agreed to extend from February 05, 2008 until February 05, 2010 the exercise period provided on a total of 100,000 warrants issued on or about February 05, 2007 to John Jonen entitling the holder thereof to purchase one share of the Corporation’s restricted common stock at an exercise price of US$0.40 per share. The Corporation also agreed to the new exercise price of US$0.25 per share.
On February 04, 2008, in consideration of an agreement to negotiate further investment in the Corporation, the Corporation agreed to extend from June 30, 2008, until June 30, 2010 the exercise period provided on a total of 250,000 warrants issued on or about June 30, 2006 to John Williamson entitling the holder thereof to purchase one share of the Corporation’s restricted common stock at an exercise price of US$0.30 per share. The Corporation also agreed to the new exercise price of US$0.25 per share.
No underwriting discounts were received or commissions paid by the Corporation in connection with the sales reported herein, and all sales resulted from private placement transactions exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The Corporation used the gross proceeds of US$180,000 from these sales to pay critical accounts payable, including fees owed to legal, audit and accounting service providers, rent, permitting, technical consulting services and other corporate expenses.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAIS RESOURCES, INC. (Registrant)
February 07, 2008	By:	/s/ David K. Young
David K. Young, Chief Executive Officer